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                                                                  EXHIBIT 10.88


JOHN F. MCCARTHY
2546 NORTH VERMONT STREET
ARLINGTON, VA 22207
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Tom Tanis
Chief Executive Officer
Syndicated Food Service International, Inc.
11830 Windcreek Overlook
Alpharetta, Georgia 30005

                                                               January 23, 2003

Dear Tom:

         This letter agreement will confirm our telephone conversation yesterday in which we agreed that I will perform approximately 40 hours per month of consulting services for Syndicated Food Service, International, Inc. to facilitate the completion of delinquent SEC filings, arrange for financing for the company and generally be available to advise you with regard to corporate "clean-up" issues. This will be on a month-to-month basis and my monthly fee will be $2,500.00. The first payment to be returned with a copy of this executed letter agreement and each subsequent payment to be made thirty days thereafter until this agreement is terminated by either party.

         I am looking forward to working with you and your team.


                                                Sincerely,

                                                /s/ John F. McCarthy

                                                John F. McCarthy


Agreed & Acknowledged


/s/ Tomas P. Tanis
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Tom Tanis
Chief Executive Officer
Syndicated Food Service International, Inc.